Exhibit 99.1

Contact: Charity Frantz
October 18, 2018	570-724-0225
charityf@cnbankpa.com

C&N DECLARES DIVIDEND AND Announces THIRD QUARTER 2018 UNAUDITED

Financial RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its most recent dividend declaration and its unaudited, consolidated financial results for the three-month and nine-month periods ended September 30, 2018.

Dividend Declared

C&N’s Board of Directors has declared a regular quarterly cash dividend of $0.27 per share. The dividend is payable on November 9, 2018 to shareholders of record as of October 29, 2018. Declaration of the dividend was made at the October 18, 2018 meeting of C&N’s Board of Directors.

Unaudited Financial Information

Third quarter 2018 net income was $0.45 per diluted share, as compared to $0.52 in the second quarter 2018 and $0.32 in the third quarter 2017. Third quarter 2018 earnings included a net benefit of $0.03 per diluted share from a gain on a restricted equity security (Visa Inc. Class B stock) and a loss on available-for-sale debt securities, while second quarter 2018 earnings included a net benefit of $0.10 per diluted share from a gain on Visa Class B stock, partially offset by a loss on available-for-sale debt securities. For the nine months ended September 30, 2018, net income was $1.33 per diluted share, including a net benefit of $0.13 per diluted share from the gain on Visa Class B stock and the loss on available-for-sale debt securities. In comparison, for the nine months ended September 30, 2017, net income was $0.94 per diluted share including a benefit of $0.01 per diluted share from a gain on available-for-sale debt securities.

In 2018, C&N has recorded pre-tax gains on Visa Class B stock totaling $2,321,000, including gains of $1,750,000 in the second quarter and $571,000 in the third quarter. Prior to the sales, C&N held 19,789 shares of Visa Class B stock pursuant to Visa’s 2007 initial public offering. Until the second quarter 2018, the carrying value of the shares was $0, which represented C&N’s cost basis. In the second quarter 2018, C&N sold 10,000 of the shares, for a realized gain of $884,000, and recorded an unrealized gain (on the 9,789 shares still held at June 30, 2018) of $866,000. In the third quarter 2018, C&N sold 9,789 shares for total proceeds of $1,437,000, and holds no more shares as of September 30, 2018.

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The table below provides a reconciliation of C&N’s third quarter and September 30, 2018 year-to-date unaudited earnings results to the comparative 2017 results excluding the gain on Visa Class B stock and gains and losses on available-for-sale debt securities.

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	3rd Quarter 2018				3rd Quarter 2017
	Income			Diluted	Income			Diluted
	Before	Income		Earnings	Before	Income		Earnings
	Income	Tax		per	Income	Tax		per
	Tax	Provision	Net	Common	Tax	Provision	Net	Common
	Provision	(1)	Income	Share	Provision	(1)	Income	Share
Results as Presented Under U.S. GAAP	$6,697	$1,111	$5,586	$0.45	$5,198	$1,262	$3,936	$0.32
Less: Gain on Restricted Equity Security	(571)	(119)	(452)		0	0	0
Net Losses (Gains) on Available-for-sale Debt Securities	2	0	2		(5)	(2)	(3)
Earnings Information, Excluding Effect of Gain on Restricted Equity Security and Net Gains and Losses on Available-for-sale Debt Securities	$6,128	$992	$5,136	$0.42	$5,193	$1,260	$3,933	$0.32

	9 Months Ended Sept. 30, 2018				9 Months Ended Sept. 30, 2017
	Income			Diluted	Income			Diluted
	Before	Income		Earnings	Before	Income		Earnings
	Income	Tax		per	Income	Tax		per
	Tax	Provision	Net	Common	Tax	Provision	Net	Common
	Provision	(1)	Income	Share	Provision	(1)	Income	Share
Results as Presented Under U.S. GAAP	$19,561	$3,229	$16,332	$1.33	$15,111	$3,620	$11,491	$0.94
Less: Gain on Restricted Equity Security	(2,321)	(487)	(1,834)		0	0	0
Net Losses (Gains) on Available-for-sale Debt Securities	284	59	225		(257)	(90)	(167)
Earnings Information, Excluding Effect of Gain on Restricted Equity Security and Net Gains and Losses on Available-for-sale Debt Securities	$17,524	$2,801	$14,723	$1.20	$14,854	$3,530	$11,324	$0.93

(1)	Income tax has been allocated to the gain on restricted equity security and net losses (gains) on available-for-sale debt securities based on marginal income tax rates of 21% for 2018 and 35% for 2017.

Additional highlights related to C&N’s third quarter and September 30, 2018 year-to-date unaudited earnings results as compared to the second quarter 2018 and comparative periods of 2017 are presented below.

Third Quarter 2018 as Compared to Second Quarter 2018

Net income was $5,586,000 in the third quarter 2018, including an estimated after-tax benefit from securities gains (primarily Visa Class B stock) of $450,000. In comparison, net income was $6,371,000 in the second quarter, including an estimated after-tax benefit from securities gains, net of losses, of $1,159,000. The effective tax rate (income tax provision as a percentage of income before tax), which includes adjustments to the marginal rate for the impact of tax-exempt interest income and other factors, was 16.6% for the third quarter 2018, down from 17.8% for the second quarter 2018. The lower effective tax rate in the third quarter 2018 reflected lower pre-tax income, including the effects of lower securities gains, while tax-exempt interest was down slightly in the third quarter from the second quarter amount. Other significant variances were as follows:

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•	Net interest income increased $304,000 (2.7%) in the third quarter 2018 as compared to the second quarter. The increase in net interest income reflected the benefits of an increase of $19,005,000 in average earning assets, funded by an increase in average deposits of $19,060,000. In the third quarter 2018, average brokered deposits (CDs) totaled $3,207,000 as compared to $1,813,000 in the second quarter. Average loans outstanding decreased $5,073,000 (0.6%) from the second quarter, while average available-for-sale debt securities and interest-bearing deposits in other banks increased by a total of $24,173,000. The net interest margin was 3.87% for the third quarter 2018, unchanged from the second quarter. The average yield on earning assets increased 0.04% while the average rate paid on interest-bearing liabilities increased 0.07%. The increased yield on earning assets included an increase in yield on loans to 5.06% from 5.00%, reflecting the effects of recent increases in market rates. The average rate paid on interest-bearing deposits increased to 0.52% in the third quarter 2018 from 0.45% in the second quarter.

•	The provision for loan losses was $60,000 in the third quarter 2018 as compared to a credit (reduction in expense) of $20,000 in the second quarter 2018. The third quarter 2018 provision included a net charge of $40,000 related to specific allowances on loans, as adjusted for net charge-offs during the period. In comparison, the credit recognized in the second quarter 2018 included a credit of $78,000 from a net reduction in specific allowances on loans, as adjusted for net charge-offs during the period.

•	Noninterest income totaled $4,462,000 in the third quarter 2018, down $227,000 (4.8%) from the second quarter amount. Trust and financial management revenue was $99,000 (6.5%) lower than the second quarter total. Other noninterest income decreased $168,000, including a $153,000 reduction in revenue from tax credits. In the second quarter, C&N recognized a Pennsylvania state tax credit of $154,000 related to a donation of real estate in Towanda.

•	Noninterest expense totaled $9,833,000 in the third quarter 2018, up $149,000 (1.5%) from the second quarter total. Third quarter 2018 results included pre-tax merger-related expenses totaling $200,000 ($100,000 included in professional fees and $100,000 included in other noninterest expense). On September 28, 2018, C&N and Monument Bancorp, Inc., headquartered in Doylestown, Pennsylvania, announced the execution of an agreement and plan of merger pursuant to which Monument will merge with and into C&N, subject to closing conditions including receipt of regulatory approvals and approval by Monument’s shareholders. It is anticipated the transaction will close in the second quarter 2019. Other significant fluctuations in noninterest expense in the third quarter 2018 as compared to the second quarter included the following:

o	Salaries and wages expense increased $70,000 (1.7%), including an increase of $33,000 in incentive-related compensation expense.
o	Donations expense (included in other noninterest expense) decreased $253,000. In the second quarter 2018, C&N recorded expense of $250,000 from donating the Towanda, Pennsylvania branch location to a nonprofit organization. In June 2018, C&N donated the real estate for its existing Towanda banking facility to a nonprofit organization and entered into a lease that enables banking operations to continue at the facility until a new location in the Towanda market can be obtained and prepared for use.
o	Within other noninterest expense, expenses and losses from other real estate properties increased by a total of $265,000, while loan collections expense decreased $106,000 from recoveries of expenses previously incurred.

Third Quarter 2018 as Compared to Third Quarter 2017

Net income of $5,586,000 in the third quarter 2018 was $1,650,000 higher than the third quarter 2017 amount. Excluding the after-tax impact of the gain on Visa Class B stock and net (losses) gains on available-for-sale debt securities as described above, adjusted third quarter 2018 net income of $5,136,000 exceeded adjusted third quarter 2017 net income of $3,933,000 by $1,203,000 (30.6%). The marginal federal income tax rate in effect in 2018 is 21%, down from the 2017 marginal rate of 35%. Accordingly, the effective tax rate of 16.6% for the third quarter 2018 was significantly lower than the third quarter 2017 effective tax rate of 24.3%. Pre-tax income, excluding the gain on Visa Class B stock and net (losses) gains on available-for-sale debt securities, totaled $6,128,000 in the third quarter 2018, an increase of $935,000 (18.0%) over adjusted pre-tax income of $5,193,000 in the third quarter 2017. Other significant earnings-related variances were as follows:

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•	Net interest income increased $918,000 (8.6%) in the third quarter 2018 over the third quarter 2017 amount. Total interest and dividend income increased $1,174,000, while interest expense increased $256,000. The net interest margin of 3.87% for the third quarter 2018 was 0.04% higher than the third quarter 2017 level. The average fully taxable equivalent yield on earning assets increased to 4.27% in the third quarter 2018 from 4.16% in the third quarter 2017, as the average yield on loans increased to 5.06% from 4.88%. The improvement in average yield reflects the effects of recent increases in interest rates. Average total loans outstanding were higher by $32.1 million (4.1%) in the third quarter 2018 as compared to the third quarter 2017. Average total deposits were $37.4 million (3.7%) higher in the third quarter 2018 as compared to the third quarter 2017. In the third quarter 2018, average brokered deposits totaled $3,207,000, while there were no brokered deposits in the third quarter 2017. The average rate paid on interest-bearing liabilities was 0.59% in the third quarter 2018, up 0.11% from the third quarter 2017. The average rate paid on deposits was up 0.19% in the third quarter 2018 as compared to the third quarter 2017, while the average cost of borrowed funds dropped to 1.90% from 3.14% because of the pay-off of higher-cost borrowings that matured in the latter portion of 2017.

•	The provision for loan losses was $60,000 in the third quarter 2018, down from $322,000 in the third quarter 2017. The second quarter 2018 provision included a charge of $40,000 related to specific loans (net charge-offs of $76,000, less a reduction in specific allowances on loans of $36,000) and a net $20,000 charge attributable mainly to loan growth. In comparison, the third quarter 2017 provision included $141,000 related to the change in total specific allowances on impaired loans, as adjusted for net charge-offs during the period and a $181,000 charge attributable mainly to increases in qualitative factors used in estimating the collectively determined portion of the allowance at September 30, 2017.

•	Noninterest income increased $396,000 (9.7%) in the third quarter 2018 over the third quarter 2017 amount. Service charges on deposit accounts increased $145,000 (12.2%) in the third quarter 2018 over the second quarter 2017 total, mainly due to increased fees from the overdraft privilege program and reflecting the impact of changes to the program that were instituted early in 2018. Trust and financial management revenue increased $135,000 (10.4%), reflecting growth in assets under management resulting from market appreciation and new business. Interchange revenue from debit card transactions increased $99,000 (17.6%), reflecting an increase in transaction volume. Other noninterest income increased $73,000, including increases in dividends received on Federal Home Loan Bank of Pittsburgh stock and interchange revenue from credit card transactions. Net gains from sales of loans decreased $133,000 (44.8%), reflecting a reduction in volume of residential mortgage loans originated and sold.

•	Total noninterest expense increased $641,000 (7.0%) in the third quarter 2018 over the third quarter 2017 amount. As noted above, third quarter 2018 results included expenses related to the pending merger with Monument Bancorp, Inc. totaling $200,000 ($100,000 included in professional fees and $100,000 included in other noninterest expense). Salaries and wages expense increased $278,000 (7.0%), including the effects of annual performance-based salary adjustments for employees along with an increase of $108,000 in estimated cash and stock-based compensation expense and an increase in the average number of full-time equivalent employees (FTEs) to 298 in the third quarter 2018 from 293 in the third quarter 2017. Occupancy expense increased $68,000 (11.7%), including the effects of accelerated depreciation on the Ralston, Pennsylvania branch scheduled to close in November 2018 and an increase in repairs and maintenance expense at several locations. Over the last half of 2017 and early 2018, C&N installed a new telephone system throughout most locations and implemented a new loan origination system. Costs associated with these projects contributed to increases in professional fees, data processing and other noninterest expense in the third quarter 2018 as compared to the third quarter 2017.

Nine Months Ended September 30, 2018 as Compared to Nine Months Ended September 30, 2017

For the nine months ended September 30, 2018, net income of $16,332,000 was $4,841,000 higher than the corresponding amount for the first nine months of 2017. Excluding the after-tax impact of the gain on Visa Class B stock and net (losses) gains on available-for-sale debt securities as described above, adjusted year-to-date 2018 net income of $14,723,000 exceeded adjusted net income for the first nine months of 2017 of $11,324,000 by $3,399,000 (30.0%). As a result of the lower marginal federal income tax rate in effect in 2018, the effective tax rate was 16.5% for the first nine months of 2018, down from 24.0% for the first nine months of 2017. Pre-tax income, excluding the gain on Visa Class B stock and net (losses) gains on available-for-sale debt securities, totaled $17,524,000 for the first nine months of 2018, an increase of $2,670,000 (18.0%) over adjusted pre-tax income of $14,854,000 for the first nine months of 2017. Other significant earnings-related variances were as follows:

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•	Net interest income was higher by $2,549,000 (8.2%) for the first nine months of 2018 as compared to the amount for the first nine months of 2017. The net interest margin was 3.86% for the first nine months of 2018, up from 3.81% for the first nine months of 2017. The average yield on earning assets was 4.23% in the first nine months of 2018, up from 4.15% in the first nine months of 2017, reflecting an increase in average yield on loans of 0.12%. Average total loans outstanding were higher by $47.8 million (6.2%) for the first nine months of 2018 as compared to the first nine months of 2017, while average total available-for-sale debt securities were lower by $17.9 million. Average total deposits were $38.8 million (3.9%) higher for the first nine months of 2018 as compared to 2017. In the first nine months of 2018, average brokered deposits totaled $1,685,000, while there were no brokered deposits in the first nine months of 2017. The average rate paid on interest-bearing liabilities was 0.53% in the first nine months of 2018, up 0.05% as compared to 2017. The average rate paid on deposits was up 0.14% in the first nine months of 2018 as compared to 2017, while the average cost of borrowed funds dropped to 1.75% from 2.59% because of the pay-off of higher-cost borrowings that matured in the latter portion of 2017.

•	The provision for loan losses was $332,000 for the first nine months of 2018, down from $778,000 in 2017. The 2018 provision included a charge of $153,000 related to specific loans (net charge-offs of $373,000, less a reduction in specific allowances on loans of $220,000) and a net $179,000 charge attributable mainly to loan growth. In comparison, the provision in 2017 included $844,000 related to the change in total specific allowances on impaired loans, as adjusted for net charge-offs during the period and a $102,000 increase in the unallocated portion of the allowance, with a reduction in the provision of $168,000 related to a reduction in the collectively determined allowance for loan losses.

•	Noninterest income increased $1,521,000 (12.6%) for the first nine months of 2018 over the amount for the first nine months of 2017. Service charges on deposit accounts increased $438,000 (12.9%), mainly due to increased fees from the overdraft privilege program. Trust and financial management revenue increased $406,000 (10.2%), reflecting growth in assets under management resulting from market appreciation and new business. Other noninterest income increased $327,000, including an increase in tax credits of $122,000 resulting from the state tax credit related to the real estate donation described above, along with increases in dividends received on Federal Home Loan Bank of Pittsburgh stock, credit card interchange fees and revenue from merchant services. Interchange revenue from debit card transactions increased $231,000 and brokerage revenue increased $167,000, reflecting increases in volume. Net gains from sales of loans decreased $137,000 (21.0%), reflecting a reduction in volume of residential mortgage loans originated and sold.

•	Total noninterest expense increased $1,846,000 (6.7%) for the first nine months of 2018 over the amount for the first nine months of 2017. Significant fluctuations include the following:
o	Salaries and wages expense increased $755,000 (6.4%), including the effects of annual performance-based salary adjustments for employees along with an increase of $268,000 in estimated cash and stock-based compensation expense and an increase in the average number of full-time equivalent employees (FTEs) to 296 in 2018 from 291 in 2017.
o	Pensions and other employee benefits expense increased $177,000 (4.6%), consistent with the increase in salaries and wages and including an increase of $124,000 (9.0%) in health insurance expense from C&N’s partially self-insured plan.
o	Professional fees increased $261,000 (43.6%), including $100,000 of merger-related expense as noted above, along with consulting costs related to Board governance and committee structures, implementation of new accounting standards, certification of a compliance-related software system and other corporate projects.
o	Other noninterest expense increased $171,000, including an increase in donations expense of $228,000 due mainly to the real estate donation described above, $100,000 of merger-related expenses, an increase in consulting services related to the overdraft privilege program and an increase in credit card processing and rewards expenses, partially offset by a $216,000 decrease in loan collection expense and a decrease in other taxes of $118,000 from sales tax refunds received.

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o	Occupancy expense increased $140,000 (8.0%), including the effects of accelerated depreciation on the Ralston, Pennsylvania branch scheduled to close in November 2018 and an increase in repairs and maintenance expense at several locations.
o	In addition to items previously described, costs associated with new telephone and loan origination systems contributed to increases in professional fees, data processing, telecommunications and other noninterest expense in 2018.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,285,439,000 at September 30, 2018, as compared to $1,284,007,000 at June 30, 2018 and $1,259,921,000 at September 30, 2017.

•	Net loans outstanding (excluding mortgage loans held for sale) were $813,717,000 at September 30, 2018, up from $809,816,000 at June 30, 2018 and up 2.7% from $792,112,000 at September 30, 2017. In comparing outstanding balances at September 30, 2018 and 2017, total residential mortgage loans increased $12.4 million (2.8%), total commercial loans increased $6.7 million (1.9%) and total consumer loans increased $2.4 million (16.2%). At September 30, 2018, the outstanding balance of commercial loan participations with other financial entities was $65.7 million, up from $62.9 million at June 30, 2018 and $53.6 million at September 30, 2017.

•	The outstanding balance of residential mortgages originated by C&N and sold to third parties, with servicing retained, totaled $171,516,000 at September 30, 2018 as compared to $171,543,000 at June 30, 2018 and $169,581,000 at September 30, 2017.

•	Total nonperforming assets as a percentage of total assets was 1.30% at September 30, 2018 as compared to 1.35% at June 30, 2018 and September 30, 2017.

•	Deposits and repo sweep accounts totaled $1,049,368,000 at September 30, 2018, up from $1,046,068,000 at June 30, 2018 and up 2.2% from $1,026,364,000 at September 30, 2017. There were no brokered deposits outstanding at September 30, 2018 and 2017, while there were outstanding brokered deposits of $5,000,000 at June 30, 2018.

•	Total shareholders’ equity was $189,987,000 at September 30, 2018 as compared to $189,179,000 at June 30, 2018 and $191,013,000 at September 30, 2017. Within shareholders’ equity, the portion of accumulated other comprehensive (loss) income related to available-for-sale debt securities was ($8,502,000) at September 30, 2018 as compared to ($6,476,000) at June 30, 2018 and $227,000 at September 30, 2017. Fluctuations in accumulated other comprehensive (loss) income have been caused by increases in interest rates and the effect of the lower corporate income tax rate on municipal bonds, which have resulted in an overall net reduction in the fair value of available-for-sale debt securities.

•	C&N and Citizens & Northern Bank are subject to various regulatory capital requirements. At September 30, 2018, C&N and Citizens & Northern Bank continue to maintain regulatory capital ratios that exceed all capital adequacy requirements.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $952,824,000 at September 30, 2018, up from $927,089,000 at June 30, 2018 and up 3.0% from $924,907,000 a year earlier.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, New York. C&N’s most recently opened location, in Elmira, New York, offers commercial, residential and consumer lending services. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of the likelihood of closing the pending merger transaction with Monument Bancorp, Inc.; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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